EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 33-74668 on Form N-1A of our reports dated February 15, 2012, relating to the financial statements and financial highlights of MFS Variable Insurance Trust, including MFS Research Series, MFS Research International Series, MFS Growth Series, MFS Investors Trust Series, MFS Value Series, MFS Mid Cap Growth Series, MFS New Discovery Series, MFS Core Equity Series, MFS Utilities Series, MFS Investors Growth Stock Series, MFS Global Equity Series, MFS Total Return Series, MFS Research Bond Series, MFS High Income Series, and MFS Strategic Income Series appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCH LLP
Deloitte & Touche LLP

Boston, Massachusetts

April 23, 2012